As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 12, 1998 included in Southern California Water Company's Form 10-K for the year ended December 31, 1997 and to all references to our Firm included in this Registration Statement No. 33-71226.

                                    /s/ Arthur Andersen LLP
                                    -----------------------
                                    ARTHUR ANDERSEN LLP

Los Angeles, California
August 12, 1998

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